Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Capnia, Inc. on Form S-8 of our report dated March 25, 2016, with respect to our audits of the consolidated financial statements of Capnia, Inc. as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014 appearing in the Annual Report on Form 10-K of Capnia, Inc. for the year ended December 31, 2015.

/s/ Marcum LLP

New York, NY
April 1, 2016